As filed with the Securities and Exchange Commission on April  6, 2009
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARLEYSVILLE NATIONAL CORPORATION
---------------------------------
(Exact name of Registrant as specified in its charter)

     Pennsylvania                                        23-2210237
------------                                           ---------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification No.)

483 Main Street
Harleysville, PA  19438
(215) 256-8851

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul D. Geraghty
President and Chief Executive Officer
Harleysville National Corporation
483 Main Street
Harleysville, PA  19438
(215) 256-8851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
G. Philip Rutledge, Esquire
Nicholas Bybel, Jr., Esquire
BYBEL RUTLEDGE LLP
1017 Mumma Road, Suite 302
Lemoyne, PA  17043
(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]
Accelerated filer [X ]
Non-accelerated filer (do not check if a smaller reporting company) [ ]
Smaller reporting company [ ]

Calculation of Registration Fee
Title of each Proposed Proposed
Class of Amount maximum minimum Amount of
Securities to to be offering price aggregate registration
Be registered registered(1) per unit (2) offering price fee

Common Stock 2,000,000 shares $6.09 $12,180,000 $680.00
Par value $1.00

(1) Pursuant to Rule 416 under the Securities Act, the Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.  The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on The Nasdaq Stock Market on April 1, 2009 (within 5 business days prior to filing this registration statement).

PROSPECTUS
HARLEYSVILLE NATIONAL CORPORATION
DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

2,000,000 SHARES OF COMMON STOCK
PAR VALUE $1.00
    Harleysville National Corporation is offering its shares of common stock for sale to Harleysville shareholders under its Dividend Reinvestment and Stock Purchase Plan.  Under the plan, you have the opportunity to use your cash dividends on some or all of your shares of Harleysville common stock as well as optional cash payments to purchase additional shares of Harleysville common stock.

    Harleysville is offering a total of 2,000,000 shares of common stock, par value $1.00 per share, under the plan.

    We may sell you shares of common stock directly or the administrator may buy shares from others for plan accounts or we may use a combination of these methods.

    If we sell shares directly using cash dividends or optional cash payments, the purchase price will be 90% of the market price of a share of Harleysville common stock on the date of purchase. This discount will continue until terminated or modified by action of the board of directors.  If we terminate or modify the discount, we will send you written notice when the 10% discount expires or is modified.  If we sell shares directly, Harleysville will receive all of the proceeds from these sales.

    If we sell you shares bought from others by the administrator, the purchase price will be their actual cost (excluding trading expenses which we will pay).  We will not receive any of the proceeds from these sales.  See Question 12.

    Harleysville common stock is traded on the Global Select Market of The Nasdaq Stock Market LLC under the symbol “HNBC.”  On April 1, 2009, the closing price of Harleysville common stock was $6.25 per share.

    You should retain this prospectus for future reference.

    Investing in our common stock involves risk.  Please see “Risk Factors” on page 4 of the prospectus.

    The shares offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Investment in these shares, as with any investment in common stock, involves investment risk, including the possible loss of principal.

    Neither the Securities & Exchange Commission nor any state securities commission has approved the shares offered hereby or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2009

TABLE OF CONTENTS

HOW TO OBTAIN ADDITIONAL INFORMATION ............................................................................................................................	1

SUMMARY .............................................................................................................................................................................................	1

IMPORTANT CONSIDERATIONS .......................................................................................................................................................	2

RISK FACTORS .....................................................................................................................................................................................	4

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS ............................................................................................	4

DESCRIPTION OF THE PLAN

Purposes and advantages ....................................................................................................................................................................	5
Administration ....................................................................................................................................................................................	5
Eligibility .............................................................................................................................................................................................	6
Enrolling in the plan .............................................................................................................................................................................	7
Purchases ...........................................................................................................................................................................................	8
Cost ...................................................................................................................................................................................................	9
Optional cash payments ......................................................................................................................................................................	10
Reports to plan participants .................................................................................................................................................................	11
Stock certificates ................................................................................................................................................................................	11
Safekeeping ........................................................................................................................................................................................	12
Cash only participation ........................................................................................................................................................................	13
Voluntary optional cash payments only .................................................................................................................................................	13
Withdrawal from the plan .....................................................................................................................................................................	13
Sale of plan shares ...............................................................................................................................................................................	14
Manner of sale of plan shares ...............................................................................................................................................................	15
Transfer or gift of plan shares ...............................................................................................................................................................	16
Other information .................................................................................................................................................................................	16
Federal tax consequences ....................................................................................................................................................................	18

USE OF PROCEEDS ...............................................................................................................................................................................	20

EXPERTS .................................................................................................................................................................................................	20

LEGAL MATTERS ..................................................................................................................................................................................	20

WHERE YOU CAN FIND MORE INFORMATION .............................................................................................................................	20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...............................................................................................	21

INDEMNIFICATION OF OFFICERS AND DIRECTORS ....................................................................................................................	22

  i

HOW TO OBTAIN ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about Harleysville which is not included in, or delivered with, this document.  You may request free copies of this information by writing or calling:

Liz Chemnitz, Shareholder Services
Harleysville National Corporation
483 Main Street
Harleysville, Pennsylvania 19438
Phone (215) 256-8851

SUMMARY

Harleysville is a registered bank holding company incorporated under the laws of the Commonwealth of Pennsylvania.  Our corporate headquarters is located at 483 Main Street, Harleysville, PA 19438 and our telephone number is (215) 256-8851.

Harleysville currently maintains a Dividend Reinvestment and Stock Purchase plan which provides shareholders an opportunity to purchase additional shares of Harleysville common stock automatically through the reinvestment of cash dividends and voluntary optional additional cash purchases.

If you own Harleysville common stock, directly or indirectly, you are eligible to enroll in the plan.  You may make purchases under the plan with your cash dividends on some or all of your shares of Harleysville common stock and through the plan’s optional cash payment feature.

American Stock Transfer & Trust Company LLC administers the plan. Harleysville pays all costs of administering the plan. The administrator serves as Harleysville's transfer agent, registrar and dividend-paying agent.  In addition, the administrator receives and invests all cash dividends and optional cash payments for participants, maintains participant's plan account records, issues periodic account statements, and performs other duties related to the plan.

If you have questions regarding the plan, you may contact the administrator at the toll-free telephone listed below or at the following address:

American Stock Transfer & Trust Company LLC
Attn:  Shareholder Relations Department
6201 15th Avenue
Brooklyn, NY  11219
Phone Toll Free 1- 877-534-8323

You may enroll in the plan by:

·	Completing an enrollment form and returning it to:

American Stock Transfer & Trust Company LLC
Attn:  Plan Administration Dept.
P.O. Box 922
Wall Street Station
New York, NY  10269-0560

·	Completing an enrollment form online at www.amstock.com.

    If you enroll in the plan, the administrator will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of Harleysville common stock.

    Historically, we have paid cash dividends on a quarterly basis.  However, if we do not pay a cash dividend, there will be no investment under the plan unless you purchase shares through the plan’s optional cash payment feature.  Purchases of shares with optional cash payments will be made weekly, usually on Fridays.  If Friday is a holiday or a day on which the markets are closed, the investment will be made on the next available day when trading occurs.

    Under the plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the administrator in the open market or in privately negotiated transactions or we may use a combination of these methods.

    If we sell you original issue or treasury shares in connection with a reinvestment of your cash dividends or investment of your optional cash payments, the purchase price for each share will be 90% of the market price of a share of Harleysville common stock on the date your shares are purchased.

    If shares are purchased in the open market or in privately negotiated transactions using either cash dividends or optional cash payments, the purchase price will be the actual cost of the shares (excluding trading expenses which we will pay).

    If you do not choose to enroll in the plan or enroll less than all your shares in the plan, Harleysville will continue to send you cash dividends by check or by automatic deposit to a bank account you designate, as and when declared, with respect to shares not enrolled in the plan.

    You must own at least one share of Harleysville common stock in order to participate in the plan.

IMPORTANT CONSIDERATIONS

    You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide any information or to make any representation that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate as of the date of this prospectus.

The purpose of the plan is to provide a convenient and useful service for current or potential Harleysville shareholders. Nothing in this prospectus or other plan information represents a recommendation by Harleysville, or anyone else, that a person buy or sell Harleysville common stock. We urge you to read this prospectus thoroughly before you make your independent investment decision regarding participation in the plan.

Each participant in the plan should recognize that neither Harleysville nor American Stock Transfer & Trust Company LLC, the transfer agent administering the plan for Harleysville, can provide any assurance that shares of common stock purchased under the plan will, at any time, be worth more or less than their purchase price.

You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts. Therefore, you bear the market risk associated with fluctuations in the price of common stock. The administrator will allocate shares purchased to three (3) decimal places; thus, there likely always will be a fractional share in your plan account. This practice allows maximum investment of your cash dividends and any optional cash payments.

The plan does not represent a change in Harleysville's dividend policy, which will continue to depend upon earnings, financial condition, regulatory requirements and other factors, and which will be determined by Harleysville's board of directors from time to time. There is no assurance whether, or at what rate, Harleysville will continue to pay cash dividends.

    If you reinvest cash dividends under the plan, you will be treated for federal income tax purposes as having received dividend income on the related dividend payment date.  This may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due.  See “Federal Tax Consequences.”

    Also, until further notice, shares purchased by the plan directly from Harleysville with cash dividends or optional cash payments will be purchased at 90% of the market value of the shares on the date of purchase.  With respect to shares purchased directly from Harleysville with cash dividends, you must report as dividend income the fair market value of the additional stock on the dividend payment date.  With respect to shares purchased directly from Harleysville with optional cash payments, you must report as dividend income the difference between the cash you invested and the fair market value of the stock purchased by the plan on your behalf.  See “Federal Tax Consequences.”

RISK FACTORS

    Investment in our common stock involves risks.  Before investing in our common stock, you should carefully consider the risks described under the heading “Item 1A—Risk Factors” in Part I of our most recent Annual Report on Form 10-K filed with the U.S. Securities & Exchange Commission.  These risk factors may be updated in our Quarterly Reports on Form 10-Q filed with the SEC, all of which are incorporated by reference into this prospectus.  See Where You Can Find More Information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to” or other similar words. You should not place undue reliance on these forward looking statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus or the documents incorporated by reference herein. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements are based on current expectations, estimates and projections about Harleysville’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, all of which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

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HARLEYSVILLE NATIONAL CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following is a question and answer statement of the terms of Harleysville National Corporation's Dividend Reinvestment and Stock Purchase plan in effect on the date of this prospectus.

Purpose and Advantages

1.    What is the purpose of the plan?

    The plan provides shareholders of record with a simple and convenient way to buy additional shares of common stock without paying any trading fees or service charges. The shares available under the plan will be acquired directly from Harleysville (either as original issue or treasury shares), in the open market, or through privately negotiated transactions or a combination of these methods. If you acquire the shares directly from Harleysville, we will receive the proceeds from such sales and will use them for general corporate purposes.

2.       What are the advantages of the plan?

    The plan provides Harleysville shareholders with a simple and convenient method of investing in our common stock by automatically reinvesting cash dividends paid on our common stock and using optional cash payments to purchase additional shares of common stock without incurring any trading fees, service charges or brokerage commissions on your purchases.

    The plan allows you to:

·	Reinvest all or a part of your common stock cash dividends in additional shares of our common stock;
·	Invest in additional shares of common stock by making voluntary optional cash payments;
·	Deposit common stock certificates into the plan for safekeeping;
·	Sell or transfer shares of common stock held in the plan;
·	Take advantage of dollar cost averaging; and
·	Simplify your record keeping.

Administration

3.    Who administers the plan?

American Stock Transfer & Trust Company LLC administers the plan. Harleysville pays all costs of administering the plan. The administrator serves as Harleysville's transfer agent, registrar and dividend-paying agent.  In addition, the administrator receives and invests all cash dividends and optional cash payments for participants, maintains participant's plan account records, issues periodic account statements, and performs other duties related to the plan.

You may contact the administrator at the toll-free telephone listed below or at the following address:

For Inquiries: American Stock Transfer & Trust Company LLC	For transactions: American Stock Transfer & Trust Company LLC
Attention: Shareholder Relations Dept.	Attn: Plan Administration Dept.
6201 15th Avenue	P.O. Box 922
Brooklyn, NY 11219	Wall Street Station
Phone Toll Free 1- 877-534-8323	New York, NY 10269-0560

    You can enroll, obtain information and perform certain transactions on your plan account online at www.amstock.com.  At that web site, you will find instructions on how to establish an online account, create a password and perform functions related to your plan account.

4.           What are the duties of the administrator?

         The administrator and its agents perform various administrative duties relating to the plan which include:

·	Holding shares of Harleysville common stock for plan accounts;
·	Receiving cash dividend payments for participants;
·	Receiving optional cash payments from participants;
·	Using cash dividends and optional cash payments to purchase shares of Harleysville common stock;
·	Maintaining records of each participant’s account;
·	Sending statements of account and other notices to participants; and
·	Advising participants as to all transactions in, and the status of, their accounts.

Eligibility

5.       Who is eligible to participate in the plan?

    If you already own Harleysville common stock and the shares are registered in your name, you may participate in the plan by returning an enrollment form to the administrator or signing up online at www.amstock.com.

    If you own Harleysville common stock in “street name” through an account at brokerage firm, bank or other nominee, you must either:

·	Become a registered shareholder by having shares transferred into your name and returning an enrollment form to the administrator or signing up online at www.amstock.com; or

·
Make arrangements with the brokerage firm, bank or other nominee holding your Harleysville shares as “record holder” to participate in the plan on your behalf.  To do this, you need to directly contact the brokerage firm, bank or other nominee holding your Harleysville shares.  The administrator cannot do this for you.  Further, participation in the plan will be in the name of the brokerage firm, bank or other nominee as record holder and not in your own name.  Therefore, any changes you wish to make with regard to the plan must be made directly with such brokerage firm, bank or other nominee. You will be responsible for any fees charged by the brokerage firm, bank or other nominee to accommodate your request to participate in the plan.

Harleysville may refuse to offer the plan to certain of our shareholders who are residents of a state that may require registration, qualification or exemption of the common stock to be issued under the plan, or require registration or qualification of Harleysville or any of its officers or employees as a broker-dealer, a salesperson or an agent, where we determine, in our sole discretion, that the number of shareholders or the number of shares held does not justify the expense that we may incur with respect to effecting sales of our common stock under the plan in the state.

Enrolling in the Plan

6.         How do I enroll in the plan?

You must own at least one share of Harleysville common stock to participate in the plan.  As a common shareholder of record, you may elect to become a plan participant at any time.

If you wish to become a participant, simply (1) complete and sign an enrollment form and mail it to American Stock Transfer & Trust Company LLC, Attention: Plan Administration, P.O. Box 922, Wall Street Station, New York, NY  10269-0560 or (2) enroll online at www.amstock.com.

You may obtain an enrollment form by writing to the administrator at the address above, calling toll-free 1-877-534-8323, or downloading the form at www.amstock.com.

For Inquiries: American Stock Transfer & Trust Company LLC	For transactions: American Stock Transfer & Trust Company LLC
Attention: Shareholder Relations Dept.	Attn: Plan Administration Dept.
6201 15th Avenue	P.O. Box 922
Brooklyn, NY 11219	Wall Street Station
Phone Toll Free 1- 877-534-8323	New York, NY 10269-0560

7.       When do I begin participating in the plan?

    Your participation in the plan will begin when the administrator receives your completed enrollment form or after completion of other arrangements by a record holder holding shares in “street name” with are satisfactory to Harleysville and the administrator.

    Historically, Harleysville has paid cash dividends in March, June, September and December with record dates for these dividends being the last business day in February, May, August and November.

    Each day that the administrator purchases shares of Harleysville common stock either with cash dividends or optional cash payments is known as an “investment date.”  No interest is paid on cash dividends or optional cash payments which the administrator holds pending the purchase of common stock.

    Once enrolled in the plan, the administrator will begin reinvesting your cash dividends in shares of Harleysville common stock on the next date we pay dividends if your enrollment is received by the administrator by the record date for that dividend.  If not, the administrator will begin reinvesting your cash dividends the next time we pay a cash dividend.  With respect to cash dividends, the administrator will purchase Harleysville common stock as promptly as possible after the applicable dividend payment date and, in no event, more than 30 days after the applicable dividend payment date.

    When you enroll in the plan, you may send in an optional cash payment with your enrollment form.

    With respect to any optional cash payments, the administrator will invest such optional cash payments in shares of Harleysville common stock on the last day of each week on which the Nasdaq Stock Market is open for trading.  If there is no trading or if the markets are closed on the last day of the week, then the shares will be purchased on the next available day that trading occurs.  On such day, the administrator will purchase shares with respect to all optional cash payments received by it since the last investment date.

    The administrator may pool cash dividends with any optional cash payments to purchase shares of common stock.

    There can be no assurance as to the declaration or payment of cash dividends and nothing contained in this plan obligates Harleysville to declare or pay any cash dividends.  The plan does not represent a change in Harleysville’s dividend policy or a guarantee of future cash dividends, which will continue to be determined by the board of directors based upon Harleysville’s earnings, results of operations, financial condition and other factors.

8.       Must a shareholder enroll a minimum number of shares in the plan?

    No.  You do not have to enroll any minimum number of shares in the plan.  Shareholders of common stock may have the cash dividends on all or any portion of their shares reinvested under the plan. A shareholder must submit written instructions as to the number of shares that he/she wishes to enroll in the plan, together with a completed enrollment form. Regardless of full or partial election, cash dividends will be reinvested on the designated number of shares.

9.       May a participant change the number of shares subject to the plan?

    Yes. A participant may change the number of shares subject to the plan at any time by submitting a written request to the administrator or making changes online at www.amstock.com. The change will be effective with the first dividend payment date after the administrator receives the notice of change, provided that the notice of change is received by the dividend record date.

Purchases

10.           How may I purchase common stock under the plan?

·	As a Harleysville shareholder, you may have cash dividends on shares held in your name automatically reinvested in additional shares of common stock; and
·
Make voluntary cash payments of not less than $100 per payment nor, in the aggregate, more than $100,000 per calendar quarter which maximum may be waived in the sole discretion of the board of directors.

11.       What is the source of the common stock purchased under the plan?

The administrator may purchase shares of common stock for participant plan accounts:

·	From Harleysville directly in the form of original issue or treasury shares;
·	Purchases in the open market; or
·	Purchases in privately negotiated transactions which may occur over one or more trading days and which may include Harleysville.

12.       What price will I pay for common stock purchased through the plan?

The purchase price of each share of common stock purchased by the plan on behalf of a participant in the plan directly from Harleysville (either as original issue or treasury shares) with cash dividends or optional cash payments will be 90% of the market price of a share of Harleysville common stock on The Nasdaq Stock Market on the date your shares are purchased.  The discount will continue until terminated or modified by action of the board of directors.  If we terminate or modify the discount, we will send you written notice when the discount expires or is modified.

The purchase price of each share of common stock purchased by the plan on behalf of a participant in the plan through purchases in the open market or in privately negotiated transactions with cash dividends or optional cash payments will be 100% of the purchase price (excluding trading expenses which we will pay).

The "market price" is the average of the closing bid and ask prices of a share of common stock on the Nasdaq Stock Market on the investment date.  If there is no trading on the Nasdaq Stock Market for a substantial amount of time as of any investment date, the administrator will determine the market price on the basis of such market quotations, as it deems appropriate. In the case of purchases of common stock on the open market, the "market price" will be the weighted average purchase price of shares purchased for the relevant investment date.

13.       How many shares will be purchased for me?

The number of shares of common stock to be purchased for you as of any investment date depends on the amount of your cash dividends and any voluntary optional cash payments and the applicable purchase price, as determined in the manner described in Question 12.  Your account will be credited with that number of shares, including fractional shares computed to three (3) decimal places, which will equal your total dollar amount to be invested, divided by the applicable purchase price.

The amount to be invested for any participant will be reduced by the amount of any required tax withholding, including any "backup withholding" and any withholding required on dividends received by foreign participants, as applicable.

Costs

14.       Are there any expenses to participants in connection with purchases of common stock under the plan?

No. Harleysville pays all brokerage commissions or other charges with respect to purchases of Harleysville common stock under the plan.

15.       Are there any expenses to participants in connection with the sale of common stock enrolled in the plan?

Yes.  If you request the administrator to sell shares of common stock held in your plan account, you will incur a $15.00 service fee in addition to all brokerage fees incurred by the administrator in connection with the sale.

16.       Who pays the administrator for administration of the plan?

Except as provided herein, Harleysville pays all other costs of administration of the plan.

Optional Cash Payments

17.       Who is eligible to make voluntary optional cash payments?

Harleysville shareholders who have enrolled in the plan and have their cash dividends reinvested also may elect to make voluntary optional cash payments.

Harleysville shareholders who do not participate in the plan also may make voluntary optional cash payments.  See Question 27.

Once termination of your plan account becomes effective, you are no longer eligible to make any voluntary optional cash payments.  See Question 29.

18.       When may I make a voluntary optional cash payment?

Once enrolled in the plan, you may make a voluntary cash payment at any time.

19.       Am I limited in the amount of voluntary optional cash payments that I may make?

Yes.  Each voluntary optional cash payment must be a minimum of $100 and no plan participant may make optional cash payments exceeding, in the aggregate, $100,000 per calendar quarter which maximum may be waived in the sole discretion of the board of directors.

20.       How do I make voluntary cash payments?

You may make a voluntary cash payment by sending a check or money order to the administrator with the payment form that accompanies each account statement.  You should make checks and money orders payable to "American Stock Transfer & Trust Company LLC, Plan Administrator" and should include your account number and taxpayer identification number.  You also may make optional cash payments online at www.amstock.com.

Voluntary optional cash payments must be in United States dollars.  Third party checks, checks not drawn on a United States insured depository institution or checks sent without an enrollment form, a cash payment form, or other instructions will be returned.  Do not send cash.

You also can authorize monthly automatic deductions from your bank account but each monthly automatic deduction must be $100 or more to meet the minimum optional cash payment requirement.  You can arrange for automatic monthly deductions by mailing a properly completed enrollment form which you may request from the administrator or completing an enrollment form online at www.amstock.com.  This feature allows you to make individual investments without having to write a check.  If you elect to make ongoing investments by automatic deduction, you may change or terminate this election by writing to the administrator at the address set forth in Question 3 or making the appropriate changes online at www.amstock.com.  Deductions will be made on the 10th day of each month and invested on the next available investment date.  Any changes to your deductions must be received by the administrator at least four (4) business days prior to the scheduled deduction to be made on the 10th day of the month.

If any check is returned to the administrator for insufficient funds or for any other reason or if any automatic debit is rejected, the administrator will consider the optional cash payment request null and void, and immediately will remove from the participant’s account any shares that were purchased based on that check or debit.  The administrator also will be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item.  If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected monies, the administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

Harleysville and the administrator reserve the right, in their sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

We also reserve the right to refuse to accept optional cash payments if we believe a plan participant is attempting to circumvent the limitations on optional cash payments or abuse the plan in any way.  See Question 19.

Reports to Plan Participants

21.       What reports are sent to plan participants?

The administrator will send you a quarterly statement showing the number of shares purchased, the purchase price, the date on which the shares were purchased and the number of shares held in your account. You should keep these statements for income tax purposes.  In addition, you will receive the same communications sent to every common stock shareholder, including Harleysville's quarterly reports, annual report, notice of annual meeting and proxy statement and income tax information for reporting dividends paid.

You also may view your plan account history online at www.amstock.com.

Stock Certificates

22.	Are share certificates issued to participants for common stock purchased through the plan?

No. Shares of common stock purchased through the plan are registered in the name of the administrator (or its nominee), as agent for the plan participants.  This is known as custodian, or “book entry” method of holding shares.  This is a safekeeping feature that protects against loss, theft, or destruction of stock certificates. It also is a more economical way for the agent to administer the plan.

The number of shares of common stock credited to your plan account is shown on your account statement.  You will not receive a certificate for these shares unless you specifically request a certificate.

You may obtain a certificate for any number of whole shares of common stock held in your plan account by making a written request to the administrator or submitting a request online at www.amstock.com.  The administrator will send your certificate, at no charge to you, normally within two (2) weeks after receiving your request. Any remaining whole shares and fractional share will continue to be held in your account.

A certificate for any fraction of a share will not be issued under any circumstances.

23.       May a participant pledge shares held under the plan as collateral for a loan?

No.  Shares of common stock held in your plan account may not be pledged as collateral for a loan or any other obligation.  In order to pledge shares held in your plan account, you must first request that a certificate for whole shares be issued in your name.

24.	What is the affect on my plan account if I request a certificate for shares held in the account?

If you request a certificate for whole shares held in your plan account, any cash dividends on any remaining whole shares and fractional share held in your account will continue to be reinvested in accordance with the terms and conditions of the plan. In addition, if you maintain an account for reinvestment of cash dividends, cash dividends on the shares for which the certificate was requested and issued would continue to be reinvested under the plan so long as the shares remain registered in your name or satisfactory arrangements have been made between the administrator and the nominee who is the record holder of such shares.  See Questions 7 and 15.

Safekeeping

25.        May common stock I hold in certificate form be deposited in my plan account?

Yes.  Common stock certificates registered in your name may be delivered to the administrator for deposit to your plan account. This procedure allows you to avoid the necessity of safekeeping stock certificates. You should contact the administrator for the proper procedure to deposit stock certificates. The administrator, however, will charge of fee of $7.50 to cover the cost of processing of shares for safekeeping.

Stock certificates will be accepted for deposit to your plan account as long as you have submitted an enrollment form and are currently a participant in the plan. All cash dividends on any shares deposited in the plan will be paid according to your plan selection.

Cash Only Participation

26.	May I deposit my shares into the plan for safekeeping and continue to receive cash dividends directly?

Yes, but you must be a current Harleysville shareholder to choose this option.  This option allows you, as a participant, to receive any cash dividend payments in the form of a check or have the cash dividend directly deposited into your checking or savings account.  Cash dividends are not required to be reinvested, but are paid in cash for all shares held by the plan, whether in certificate or book entry form.

The benefit of this type of participation is that you are eligible to deposit your certificate shares for safekeeping and make voluntary cash payments according to the parameters outlined in the plan. The administrator, however, will charge of fee of $7.50 to cover the cost of processing of shares for safekeeping See Question 25.

Voluntary Optional Cash Payments Only

27.	May I participate in the plan by choosing only to make voluntary optional cash payments without reinvesting cash dividends on shares I now hold?

Yes.  As a Harleysville shareholder, you may participate only in our voluntary optional cash feature by making voluntary cash payments.  However, no voluntary optional cash payment can be less than $100 and no plan participant may make optional cash payments exceeding, in the aggregate, $100,000 per calendar quarter which maximum may be waived in the sole discretion of the board of directors.  See Questions 10 and 19.

Withdrawal from the Plan

28.        May I withdraw from the plan?

Yes. Participation in the plan is entirely voluntary.  You may terminate your plan account at any time by providing instructions to the administrator to terminate your account by writing to the address set forth in Question 3, by calling toll free 1-877-534-8323, or by logging onto www.amstock.com.

29.       What happens when I terminate my plan account?

If the administrator receives your notice of termination at least three (3) business days before a cash dividend payment date, reinvestment of cash dividends will cease as of the date your notice of termination is received by the administrator.

If the administrator received your notice of termination less than three (3) business days before a cash dividend payment date, the administrator will reinvest that cash dividend.  However, future cash will be paid out for all subsequent cash dividends on all balances.

If the administrator is holding any optional cash payments pending investment when it receives your notice of termination, it will not return your optional cash payment but will purchase shares in the amount of the optional cash payment at the next investment date for optional cash payments. Thereafter, your plan account will be deemed to be terminated and you are no longer eligible to make any voluntary optional cash payments.

When terminating your plan account, you may request a stock certificate for all whole shares held in the plan account. As soon as practicable after receiving your notice of termination, the administrator will send you a stock certificate for all whole shares of common stock in your account, and a check for the value of any fractional share less any transaction fees.  The fractional share will be valued as described in Question 34.

When terminating your plan account, you also may request that all shares, both whole and fractional, credited to your plan account be sold, or that certain number of shares be sold and a stock certificate be issued for the remaining whole shares.  You would receive the proceeds from the sale less any transaction fees.

30.        May I later re-elect to participate in the plan?

Generally, a shareholder may elect to re-enroll in the plan at any time.  However, Harleysville and the administrator reserve the right to reject any re-enrollment application on grounds of excessive joining and withdrawing.  This reservation is intended to minimize unnecessary administrative expense and encourage use of the plan as a long-term shareholder investment service.

Sale of Plan Shares

31.        May I request that shares held in my plan account be sold?

Yes.  You may request that the administrator sell all or any part of the shares held in your plan account.  You need not terminate your plan account in order to request the sale of shares.  However, the administrator will not sell any fractional share unless all the shares held in the plan account are sold. If you request that all shares (including any fractional share) held in a plan account be sold, the administrator automatically will terminate your account and you will need to complete another enrollment form to re-enroll in the plan. There is a transaction fee of $15.00 plus brokerage commission for all sales. To sell shares, you should:

·
Mail written instructions to American Stock & Transfer Company LLC, Plan Administration Department, P.O. Box 922, Wall Street Station, New York, NY  10269-0560 and include your tax ID number.  Your account statement will contain a form that you can use to do this;

·	Call toll free 1-877-534-8323; or
·	Log on to www.amstock.com.

If your shares are held in “street name” by a brokerage firm, bank or other nominee and such firm participates in the plan on your behalf, you must contact that firm directly to arrange for the sale of any shares purchased on your behalf.  You will be responsible for any fees charged by any brokerage firm, bank or other nominee to accommodate your request to arrange for the sale of any plan shares purchased on your behalf.

With respect to shares of common stock in the plan which you request be sold, the administrator will place a sell order through a broker or dealer of its own choosing, including an affiliate of the administrator.  You will receive the proceeds of the sale, less any brokerage commissions, a $15.00 service fee, applicable withholding taxes and transfer tax or other fees incurred by the administrator allocable to the sale of your shares.

32.     May I use the plan to sell shares held outside of the plan?

    No.  You may not use the plan to sell shares that you hold outside of the plan.  If you deposit with the administrator shares to be held in your plan account under the safekeeping feature, then you may sell them the same as you would sell any other shares in your plan account.  The administrator, however, will charge of fee of $7.50 to cover the cost of processing of shares for safekeeping. See Questions 25 and 34.

33.     May I sell all my shares held outside the plan but still participate in the plan with respect to the shares purchased by the administrator and held in the plan?

    Yes.  You may sell shares held outside the plan at any time and continue to be enrolled in the plan with respect to shares purchased by the administrator with cash dividends or voluntary optional cash payments.  The shares remaining in the plan will be eligible to receive cash dividends and you still will be able to make voluntary optional cash purchases.

Manner of Sale of Plan Shares

34.     How will the administrator sell shares held in my plan account?

    Your sale request will be processed and your shares, subject to market conditions and other factors, generally will be sold within 24 hours of receipt by the administrator of your request.  Please note that the administrator cannot and does not guarantee the actual sale date or price nor can it stop or cancel any outstanding sales requests.  Therefore, all sales requests are final.

    The administrator may sell your shares in any manner which it finds reasonable and appropriate under the circumstances.  In this regard, the administrator may:

·	Aggregate shares to be sold on behalf of various plan participants;
·	Sell the shares through a broker or dealer of its choosing, including a broker or dealer affiliated with the administrator;
·	Sell the shares in a negotiated transaction without a broker or dealer, including a sale to Harleysville; or
·	Purchase any of the shares on behalf of other plan participants.

After a sale of your shares, the administrator will mail you a check representing the proceeds of the sale after deduction of any brokerage commissions, a $15.00 service fee, applicable withholding taxes and transfer tax or other fees incurred by the administrator allocable to the sale of your shares.  Settlement date will be three (3) business days after your shares have been sold.  You will not earn interest on the proceeds from any sales transaction.

Alternatively, you may choose to sell your shares through a broker of your choice.  In this case, you would have to first request a share certificate from the administrator or have the shares transferred electronically to your broker prior to such sale.  See Question 22 for instructions on how to obtain a share certificate.

Transfer or Gift of Plan Shares

35.     May I transfer shares or make a gift of shares held in the plan?

    Yes.  You may transfer ownership of all or part of the shares held in your plan account as a gift, private sale or otherwise.  The transfer, however, must be made in compliance with applicable laws.

    If you are a registered holder of shares, you must deliver to the administrator your written instructions, together with any signed documents the administrator may require, with “signature guaranteed.”  A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association which is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures.  Verification by a notary public is not sufficient.  You must pay any taxes applicable to the transfer.  If you wish to transfer any shares, you should contact the administrator at 1-877-534-8323 or visit www.amstock.com for specific requirements and instructions.

    If your shares are held in “street name” by a brokerage firm, bank or other nominee and such firm participates in the plan on your behalf, you must contact that firm directly to arrange for a transfer any shares purchased on your behalf.  You will be responsible for any fees charged by the brokerage firm, bank or other nominee to accommodate your request to transfer shares held in the plan.

    Harleysville, in its discretion, may request that the administrator transfer the shares through the Direct Registration System (DRS) in book entry form or the DWAC transaction system within seven (7) to ten (10) days after receipt of the written request and all other required documents.  If you request, the administrator will make the transfer by crediting the transferred shares to the plan account of another person.

Other information

36.     What happens if Harleysville declares a stock dividend or stock split?

    If Harleysville declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held in your plan account as well as shares registered in your name.  plan participants will not receive share certificates evidencing shares issued in connection with any stock dividend or stock split.

    Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

37.     What happens if Harleysville has a rights offering?

    In the event that Harleysville offers shares of its common stock through a rights offering, your participation will be based upon both shares held outside the plan and shares held in your plan account.  The administrator will forward the rights to plan participants for their disposition.

    A plan participant may direct the administrator, to the extent possible, to sell the rights accruing to shares held in the plan account with the proceeds to be applied to the purchase of additional shares of common stock of Harleysville for the account of the plan participant.

If a plan participant wishes to exercise such rights, he or she, by written request received by the administrator prior to the record date for such rights, may obtain a certificate for the full shares in the participant's account so that such rights to purchase additional shares accruing to those certificates will flow directly to the participant.

38.     How are a plan participant's shares voted at shareholder meetings?

    You will have the power to vote the shares of Harleysville common stock held in your plan account.  We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders.  If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your plan account.  If you hold share in “street name” and have arranged with the brokerage firm, bank or other nominee to participate in the plan on your behalf as a record holder, the proxy card will include shares held by the nominee and those which it holds in the plan as a record holder on your behalf.

39.     What are the responsibilities of Harleysville and the administrator under the plan?

    In administering the plan, Harleysville and the administrator are not liable to you for any act performed in good faith or any good faith failure to act.  This includes any claim of liability:

·	Arising out of failure to terminate a plan participant’s account upon the death of a participant or judicially determined incapacity before receipt of a written notice of death or incapacity; and
·
With respect to the prices at which shares of Harleysville common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

    Neither Harleysville nor the administrator, without limiting the foregoing, will be liable for any claim made more than 30 days after instructions to buy or sell stock have been given.

40.     Must I notify the administrator if I change my address?

    Yes.  The administrator will send all notices to the plan participant's last known address in its records.  Mailing of notices to such address will satisfy any obligation we have to give you notice.  Accordingly, you should promptly notify the administrator in writing or via the administrator’s web site at www.amstock.com of any change of address.

    If you elect to receive notices by electronic mail, you should promptly notify the administrator of any change in your designated e-mail address.

41.     Could the administrator of the plan change?

    Yes.  It is possible that the administrator may resign as administrator of the plan at any time or discontinue offering its services as administrator.  Further, Harleysville, in its sole discretion, may decide to replace the administrator.  In any case, Harleysville would appoint a successor administrator to administer the plan.

42.     May the plan be modified, amended, suspended or terminated?

    Yes.  Although Harleysville intends to continue the plan indefinitely, we reserve the right, in our sole discretion, to modify, amend, suspend, or terminate the plan at any time.  We will give written notice of any modification, amendment, suspension or termination to each plan participant at the address which appears in the administrator’s records.

43.     May Harleysville terminate participation in the plan as to a specific participant?

    Yes.  Harleysville may terminate, for whatever reason and at any time, as it may determine in its sole discretion, participation in the plan as to a specific participant.  This may be to minimize administrative expenses, prevent or stop misuse of the plan or for other reasons.  See Questions 5 and 30.

44.     What happens if the plan is terminated?

    If the plan is terminated, Harleysville, in its discretion, may request that the administrator transfer the shares to you by means of the Direct Registration System (DRS) in book entry form or the DWAC transaction system.

45.     Who interprets and regulates the plan?

    Harleysville and the administrator are authorized to interpret the plan, adopt regulations and take any other action reasonably designed to implement the plan.  Any action taken by Harleysville or its agents in the good faith exercise of its judgment will be binding on all plan participants.

46.     Who bears the risk of market price fluctuations in the Harleysville's common stock?

    You do.  Your investment in shares of Harleysville common stock under the plan will be no different from an investment in directly-held shares of Harleysville common stock.  You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all Harleysville shares held by you in the plan or otherwise. The shares are not deposits and are not insured by the FDIC or any other government agency.

Federal Tax Consequences

    This section discusses the federal income tax information connected with the plan based on current federal tax laws applicable to United States citizens or residents.  If federal tax laws change in the future, the following may change and may no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

47.     What are the federal income tax consequences of participation in the plan?

    For federal income tax purposes, a plan participant is treated as receiving, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are paid in cash, withheld for payment of taxes, or invested in additional shares of common stock under the plan.  In addition, the participant is deemed to have received taxable income in the amount of commissions and other brokerage expenses paid by Harleysville in purchasing shares on the participant's behalf.

    If you reinvest cash dividends under the plan, you will be treated for federal income tax purposes as having received dividend income on the dividend payment date.  This may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due.

    Until further notice, shares purchased by the plan directly from Harleysville with cash dividends or optional cash payments will be purchased at 90% of the market value of the shares on the date of purchase.  With respect to shares purchased directly from Harleysville with cash dividends, you must report as dividend income the fair market value of the additional stock on the dividend payment date.  With respect to shares purchased directly from Harleysville with optional cash payments, you must report as dividend income the difference between the cash you invested and the fair market value of the stock purchased by the plan on your behalf.

    The per share tax basis of shares acquired for a participant is the price per share reported on the periodic account statement provided by the administrator to each participant, adjusted to include the amount of brokerage commissions paid on behalf of the participant and any discount received on the purchase of shares by the plan directly from Harleysville with cash dividends or optional cash payments, and as reported to the Internal Revenue Service.

    While the matter is not free from doubt, Harleysville intends to take the position that the administrative expenses of the plan, to be paid by Harleysville, are not constructive dividends to plan participants.  Each plan participant will receive from American Stock Transfer & Trust Company LLC a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the plan participant.

    The holding period for shares acquired under the plan begins on the day after the date the shares are acquired for a plan participant's account.  If a participant is subject to federal income tax withholding on dividends or a foreign participant's taxable income under the plan is subject to federal income tax withholding, cash dividends are reinvested less federal tax withholding under applicable law.

    For federal income tax purposes, you will realize a gain or a loss whenever you sell shares purchased under the plan and whenever you receive a cash payment for a fractional share credited to your account.  The amount of gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in the shares.  The tax basis of a share acquired directly from Harleysville is the “fair market value” on the date we pay the dividend or the date the administrator buys shares with optional cash payments.  The tax basis of a share acquired in the open market or in privately negotiated transactions is the purchase price plus any trading expenses incurred in the transaction which are paid by Harleysville.

    The 10% discount to fair market value applicable to shares purchased directly from Harleysville will increase the basis of the shares in your account.  For instance, if you have cash dividends of $100 or send in $100 as an optional cash payment, your account would be credited with $110 worth of stock.  Because the discount is treated for federal income tax purposes as dividend income, you will report a dividend of $10.00 (in addition any other cash dividends received) and your basis in the stock acquired will be $110.

Dividends reinvested under the plan by corporate shareholders may be eligible for the 70% dividends-received deduction.

    The foregoing assumes payment of cash dividends out of earnings and profits of Harleysville.  It only summarizes the federal income tax consequences of the plan and does not include a discussion of state, local or foreign tax consequences of the plan.  It does not address the particular circumstances of individual participants.  You are urged to consult your own tax advisor for further information on the federal, state, local or foreign tax consequences of participation in the plan.

USE OF PROCEEDS

    Harleysville uses net proceeds from the sale of the common stock purchased by the plan directly from Harleysville for general corporate purposes including, without limitation, investments in, and advances to Harleysville's subsidiaries, including Harleysville National Bank and Trust Company.

    The amounts and timing of the application of proceeds is dependent upon the funding requirements of Harleysville and its subsidiaries and upon the availability of other funds. Based upon the anticipated growth of subsidiaries and the financial needs of Harleysville, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.

EXPERTS

    The consolidated financial statements of Harleysville National Corporation and its subsidiaries as of December 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and Harleysville’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in auditing and accounting in giving said reports.

LEGAL MATTERS

    The validity of the shares of Harleysville common stock offered hereby is being passed upon by Bybel Rutledge LLP as special corporate counsel.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy and information statements, and other information with the U.S. Securities & Exchange Commission under the Securities Exchange Act of 1934.  You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

    We are an electronic filer with the SEC.  The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  The address of the SEC's web site is: http://www.sec.gov.  Our web site address is: http://www.hncbank.com.

You also can inspect reports, proxy, information statements and other information about us at the offices of The Nasdaq Stock Market LLC, 1735 K Street, Washington, DC  20006.

    We filed a registration statement with the SEC under the Securities Act of 1933 relating to Harleysville common stock offered under the plan.  This prospectus does not contain all of the information included in the registration statement.  You will find additional information about us and our common stock in the registration statement.  You may read and copy the registration statement at the SEC’s public reference facilities described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows us to “incorporate by reference” in this prospectus other information that we file with the SEC. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this registration statement:

·	Harleysville's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 13, 2009;
·	Harleysville's Current Report on Forms 8-K filed with the SEC on February 2, 2009 and February 20, 2009; and
·
The description of Harleysville's common stock, contained in Harleysville's Registration Statement on Form S-4, Registration No. 333-152007, filed with the SEC on June 27, 2008, and effective on July 31, 2008.

    The information incorporated by reference is an important part of this prospectus; however, to the extent that inconsistencies exist between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus automatically updates and supersedes the earlier information. Additionally, information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus and any earlier filed or incorporated information.

    We incorporate by reference in this prospectus additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of our common stock under the plan.

    Harleysville will provide, without charge, to each participant in the plan who so requests, a copy of any or all of the documents mentioned above.  Harleysville will also provide all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Participants should address requests for copies verbally or in writing to:

Harleysville National Corporation
Attention: Shareholder Relations
483 Main Street
Harleysville, Pennsylvania 19438
Phone (215) 256-8851

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The general corporate law of the Commonwealth of Pennsylvania as applicable to Harleysville, together with our by-laws, provides our officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. Our officers and directors are entitled to indemnification if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with Harleysville provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Harleysville.  Our officers and directors are presumed to be entitled to this indemnification, absent breaches of fiduciary duty, lack of good faith or self-dealing and are entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Harleysville pursuant to the foregoing provisions. Harleysville has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in such act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

Registration Fee                                        $      680.00
Blue Sky Fees                                                       0.00
Legal Fees and Expenses*                            15,000.00
Printing Fees and Postage*                             1,500.00
                           -------------
                                                                                                       $17,180.00
                                                                                                   ==========
* Estimated

Item 15.                      Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law, referred to as the PBCL, provides that Pennsylvania corporations shall have the power, under specified circumstances, to indemnify any person who is or was a representative of the corporation in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such representatives, against expenses (including attorney’s fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceedings Further, the PBCL provides that Pennsylvania corporations must indemnify a representative of the corporation who is successful on the merits or otherwise in defense of any such actions or proceedings against expenses reasonably incurred.

The Bylaws of Harleysville provides indemnification or reimbursement for reasonable expenses actually incurred by directors or officers.  However, indemnification or reimbursement shall not be provided when a director or officer for gross negligence, willful misconduct or criminal misconduct.  Further, indemnification or reimbursement shall not be provided for compromise settlement without approval of the court, shareholders or board of directors.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Harleysville.

Item 16.                                Exhibits

Exhibit 5.1	Opinion of Bybel Rutledge LLP, Special Corporate Counsel to Harleysville National Corporation.

Exhibit 23.1                  Consent of Grant Thornton LLP.

Exhibit 23.2                  Consent of Bybel Rutledge LLP (included in Exhibit 5.1)

Exhibit 24                     Power of attorney incorporated by reference to the signature page.

Exhibit 99.1	Harleysville National Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan. (Included in Prospectus).

Exhibit 99.2	Harleysville National Corporation Dividend Reinvestment and Stock Purchase Plan Enrollment Form.

Exhibit 99.3	Harleysville National Corporation Dividend Reinvestment and Stock Purchase Plan Safekeeping Deposit Form.

Exhibit 99.4	Harleysville National Corporation Letter to Dividend Reinvestment and Stock Purchase Plan Participants.

Item 17.                      Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Section Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit
-------
5.1                      Opinion of Bybel Rutledge LLP, Special Corporate
   Counsel to Harleysville National Corporation.

23.1                    Consent of Grant Thornton LLP.

23.2                    Consent of Bybel Rutledge LLP (included in Exhibit 5.1)

99.1                    Harleysville National Corporation Amended and Restated
   Dividend Reinvestment and Stock Purchase Plan.
   (Included in Prospectus).

99.2                    Harleysville National Corporation Dividend Reinvestment
   and Stock Purchase Plan Enrollment Form.

99.3                    Harleysville National Corporation Dividend Reinvestment
   and Stock Purchase Plan Safekeeping Deposit Form.

99.4                    Harleysville National Corporation Letter to Dividend
   Reinvestment and Stock Purchase Plan Participants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harleysville, Pennsylvania on April 2, 2009.

Harleysville National Corporation

By:	/s/ Paul D. Geraghty
Paul D. Geraghty
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Geraghty or George S. Rapp, and each of them his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 2, 2009.

Name                                                                           Capacity

/s/ Paul D. Geraghty                                            President, Chief Executive Officer and
Paul D. Geraghty                                                      and Director (Principal Executive Officer)

/s/ George S. Rapp                                             Chief Financial Officer and Treasurer
George S. Rapp                                                        (Principal Financial and Accounting Officer)

/s/ Walter E. Daller, Jr.                                        Chairman and Director
Walter E. Daller, Jr.

/s/ Lee Ann Bergey                Director
LeeAnn Bergey

/s/ Michael L. Browne                                    Director
Michael L. Browne

/s/ John J. Cunningham, III                                    Director
John J. Cunningham, III

/s/ Harold A. Herr                                                 Director
Harold A. Herr

/s/ Thomas C. Leamer, Ph.D.                                      Director
Thomas C. Leamer, Ph.D.

/s/ James E. McErlane                                           Director
James E. McErlane

/s/ Stephanie S. Mitchell                                               Director
Stephanie S. Mitchell

/s/ Brent L. Peters                                                        Executive Vice President and Director
Brent L. Peters

/s/ Demetra M. Takes                                                   Executive Vice President and Director
Demetra M. Takes

/s/ James A. Wimmer                                                    Director
James A. Wimmer